News	Investor Contact:	Media Contact:
	Dennis C. Fabro	Rick Matthews
	Senior Vice President,	Senior Vice President, Public Relations &
	Investor Relations	Corporate Communications
	(312) 798-6290	(312) 798-6128

Exhibit 99.1

Trizec Reports Fourth Quarter and Full Year 2003 Results

         CHICAGO, February 12, 2004 – Trizec Properties, Inc. (NYSE: TRZ), today reported financial and operating results for the fourth quarter and year ended December 31, 2003.

         The Company reported funds from operations available to common stockholders (“FFO”) of $63.8 million for the fourth quarter of 2003, compared to $68.7 million for the same period in 2002. FFO was $0.42 per diluted share for the quarter ended December 31, 2003, compared to $0.46 per diluted share for the same period a year earlier. The decrease was attributable to lower office occupancy levels and dilution from asset sales. These results are calculated according to Trizec’s previous FFO reporting methodology and guidance.

         Effective fourth quarter 2003, the Company has adopted the National Association of Real Estate Investment Trusts (“NAREIT”) calculation of FFO. In accordance with this calculation, FFO was $97.0 million or $0.64 per diluted share for the fourth quarter of 2003, compared to $27.2 million or $0.18 per diluted share for the same period in 2002 (as revised to reflect the change in reporting methodology). The difference in fourth quarter 2003 FFO results is mainly attributable to tax benefits of $35.9 million, offset by losses from early debt retirement, minority interest and insurance claims. The Company historically excluded these specific items in calculating FFO. The Company has revised its current and historical calculation of FFO in accordance with the NAREIT calculation.

         The GAAP measurement most directly comparable to both FFO calculations is net income available to common stockholders. The attached financial information contains the reconciliation between net income available to common stockholders and the FFO calculations.

         For the fourth quarter of 2003, net income available to common stockholders totaled $71.0 million or $0.47 per diluted share, compared to a net loss of $16.5 million or $0.11 per diluted share for the same period in 2002. Fourth quarter 2003 net income was positively impacted by tax benefits totaling $35.9 million and gain on sale of real estate of $30.1 million.

Trizec Properties, Inc.	T: (312) 798-6000
233 South Wacker, Suite 4600	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

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Trizec Reports Fourth Quarter and Full Year 2003 Results

The net loss in the fourth quarter of 2002 reflected a $32.1 million charge that resulted from the sale of securities and from the net loss and provisions for losses on real estate.

         The weighted average number of common shares outstanding for the quarter ended December 31, 2003 totaled 151,519,320 and 151,519,320 on a fully diluted basis, compared to 149,677,974 and 149,716,395 in the fourth quarter of 2002, for net income available to common stockholders and FFO, respectively.

         Tim Callahan, Trizec’s Chief Executive Officer, commented, “Despite lackluster office market conditions, we had a solid fourth quarter, finishing up a year in which we met or exceeded all of our key business objectives. We are pleased that the market has recognized that fact, as reflected in the substantial increase in our stock price over the past 12 months. As we look to take advantage of opportunities that a recovering market may provide in the future, we believe we have the properties and the team in place to continue to deliver strong results consistently in the meantime.”

         Fourth quarter 2003 total revenues were $214.9 million, compared to $223.1 million during the fourth quarter in 2002, after adjusting for discontinued operations. The decrease was attributable to lower office occupancy levels.

         Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $2.8 million for the quarter ended December 31, 2003, compared to $2.9 million for the same period in 2002.

         During the fourth quarter of 2003, the Company leased 1.9 million square feet of space in its office portfolio, with an average lease term of 5.8 years. The average gross rental rate on leases executed in the quarter was $19.33 per square foot compared to $22.13 per square foot on leases expiring during the quarter. At December 31, 2003, occupancy was 86.6 percent for the Company’s total office portfolio. This compares to 85.5 percent occupancy at September 30, 2003.

         Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 5.1 percent on a same-property basis, compared to the fourth quarter of 2002, mainly due to a decrease in average occupancy from 88.4 percent to 85.9 percent.

         Highlights for the fourth quarter:

•	The Company sold Desert Passage, a retail/entertainment property located in Las Vegas, for $240.5 million. Following this transaction, the Company owns one remaining retail/entertainment property.

•	Trizec continued its progress of focusing on its core office portfolio with the following dispositions: 9800 La Cienega Boulevard in Los Angeles; Minnesota Center, near Minneapolis; and Park Central II and adjacent land in Dallas. Gross proceeds from the three transactions totaled $70.9 million.

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Trizec Reports Fourth Quarter and Full Year 2003 Results

•	The Company named two new independent members to its Board of Directors, James J. O’Connor and L. Jay Cross. Their appointments increase the number of Board members to 10.

•	In December, Trizec retired a $65.4 million mortgage on the Bank of America office building in Charlotte. The mortgage had a fixed rate of 7.4% and a maturity date of February 2004. The property is now unencumbered.

         Effective December 31, 2003, the Company adopted FASB Interpretation No. 46 (FIN No. 46), “Consolidation of Variable Interest Entities” (VIE), which revises the determination of whether assets, liabilities, non-controlling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. As a result, the Company has fully consolidated the results of the Hollywood & Highland Hotel. Prior to the end of 2003, the Hotel was considered an investment in an unconsolidated real estate joint venture.

         FFO for the year ended December 31, 2003 totaled $283.2 million, compared to $307.6 million for 2002. FFO was $1.88 per diluted share for the 12 months ended December 31, 2003, compared to $2.05 per diluted share for the same period a year earlier. The decrease was attributable to lower office occupancy levels and dilution from asset sales. These results are calculated according to Trizec’s previous FFO reporting methodology and guidance.

         In accordance with NAREIT’s calculation, FFO for the year ended December 31, 2003 totaled $334.4 million, compared to a loss of $16.1 million for 2002. FFO was $2.22 per diluted share for the 12 months ended December 31, 2003, compared to a loss of $0.11 per diluted share for the same period a year earlier. The difference in the full year 2003 FFO results is mainly attributable to tax benefits of $47.9 million, the forgiveness of liabilities totaling $31.7 million and insurance recoveries of $7.0 million, partially offset by the provision for value impairment on real estate and loss on investments of $33.7 million.

         For the year ended December 31, 2003, the Company reported net income available to common stockholders of $198.5 million or $1.32 per diluted share, compared to a net loss of $188.8 million or $1.26 per diluted share for the year ended December 31, 2002. Full year 2003 net income was positively impacted by gains from the sale of real estate totaling $70.2 million, tax benefits of $47.9 million, the forgiveness of liabilities totaling $31.7 million and insurance recoveries of $7.0 million, partially offset by the provision for value impairment on real estate and loss on investments of $33.7 million. The net loss in 2002 reflected a $311.2 million charge for a net loss and provision for loss on real estate and investments.

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Trizec Reports Fourth Quarter and Full Year 2003 Results

         Total revenues for the year ended December 31, 2003 were $848.2 million, compared to $873.1 million during the year ended December 31, 2002, after adjusting for discontinued operations. The decrease was attributable to lower office occupancy levels.

         Lease termination fees, including fees from discontinued operations and the Company’s pro-rata share of such fees from unconsolidated joint ventures, totaled $13.9 million for the year ended December 31, 2003, compared to $8.4 million for the year ended December 31, 2002.

         The Company leased 6.9 million square feet of space in its office portfolio in the 12 months ended December 31, 2003, with an average lease term of 6.4 years. The average gross rental rate on leases executed in 2003 was $20.75 per square foot compared to $20.64 per square foot on leases expiring during the same time period.

         Office property revenues less office property expenses (including straight-line rent and excluding termination fees) declined 4.7 percent on a same-property basis, compared to the year ended December 31, 2002, primarily due to a decrease in average occupancy of the same-property portfolio from 89.6 percent to 86.5 percent.

         Highlights for 2003:

•	Michael Colleran was appointed Executive Vice President and Chief Financial Officer.

•	Trizec sold eight non-core office assets for gross proceeds of $252.1 million. With these sales, the Company has exited several non-core markets and submarkets where it had owned single office property assets, including Detroit, Memphis, West Palm Beach and the Los Angeles Airport submarket.

•	The Company sold two retail & entertainment centers in 2003 — Paseo Colorado in Pasadena, Calif., and Desert Passage in Las Vegas — for gross proceeds of $354.0 million.

•	Trizec sold its Sears Tower second mortgage interest to a subsidiary of MetLife for $9.0 million. By selling its interests in the Tower, the Company did not add to its balance sheet the approximately $766 million of mortgage debt (including principal and accrued interest) that previously had been anticipated. MetLife retained Trizec to continue managing and leasing the property on a fee basis.

•	The Company successfully reduced its exposure to variable rate debt by $962.2 million. At the end of 2002, 36 percent of Trizec’s long-term debt, including its pro-rata share from unconsolidated real estate joint ventures, was variable rate debt. At December 31, 2003, that exposure was reduced to only 12 percent.

•	Trizec reduced long-term debt levels, including its pro-rata share from unconsolidated real estate joint ventures, by $589.2 million in 2003. Trizec’s debt, including its pro-rata share from unconsolidated real estate joint ventures, to total market capitalization decreased from 72.6 percent at the end of 2002 to 57.2 percent at December 31, 2003.

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Trizec Reports Fourth Quarter and Full Year 2003 Results

•	The Company reported a pair of renewal leases in Houston totaling 740,000 square feet by Kellogg Brown & Root at two Cullen Center buildings. Also during the year, a major tenant renewed a lease for 425,000 square feet at One New York Plaza in New York City.

Subsequent to the end of the year:

•	Trizec sold 151 Front Street, a property located in Toronto, Canada, for Cdn$76.3 million (approx. US$59 million). Following this disposition, the Company owns one remaining non-office property.

•	The Company refinanced a $120.0 million mortgage on the Ernst & Young Tower in Los Angeles. The new 10-year term mortgage has a fixed rate of 5.07%. The financing proceeds were used to repay the existing $120.0 million variable rate mortgage in January that had a maturity date of June 2004.

•	Nextel Communications Inc. agreed to lease One Reston Crescent, a 184,900 square foot office building located in Reston, Va., for 10 years starting in February 2004.

•	The New York City Economic Development Corporation (“EDC”) agreed to keep the agency’s headquarters at 110 William Street for another 10 years. Under the agreement, the EDC will occupy 262,500 square feet through August 2014.

•	Devon Energy Corporation agreed to lease an additional 188,300 square feet of space at Devon Energy Tower Two Allen Center in Houston. The lease increases the company’s total presence at the Allen Center complex to 424,000 square feet through January 2012.

         Trizec reiterated its FFO guidance for 2004 in the range of $1.60 to $1.70 per share on a fully diluted basis. This guidance reflects the Company’s view that office market conditions generally are stabilizing, but will not improve substantially until at least late 2004. The Company expects its own average occupancy levels to remain relatively flat, with fewer termination fees and other one-time events affecting earnings than in 2003. FFO will also be impacted by dilution from asset sales.

         The reconciliation of projected diluted net income available to common stockholders and projected diluted FFO per share is available in the attached financial statements.

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Trizec Reports Fourth Quarter and Full Year 2003 Results

         Trizec Properties will conduct a conference call today, February 12, from 10:00 a.m. to 11:30 a.m. CDT, to discuss fourth quarter and full year 2003 results and other current issues. To participate in the call, please dial 1 (877) 626-0598 from Canada and the U.S., or 1 (706) 679-0876 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com via hyperlink. To listen to the live webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.

         A replay of the call will be available for 15 business days by dialing 1 (800) 642-1687 or 1 (706) 645-9291 and entering the pass code 4806202. A replay of this call will be available online at the Company’s web site and at various financial web portals.

         Consolidated financial information is attached. As well, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.

         Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of North America’s largest owners and operators of commercial office properties. The Company has ownership interests in and manages a high-quality portfolio of 64 office properties totaling approximately 43 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com.

This release contains forward-looking statements relating to our business and financial outlook, which are based on our current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Such factors include those set forth in more detail in the Risk Factors section in our Form 10-K for the year ended December 31, 2002, elsewhere in our Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and in our Post-Effective Amendment No. 1 to Form S-11 on Form S-3 (Registration No. 333-84878) filed with the U.S. Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

	December 31	December 31
$ thousands, except share and per share amounts	2003	2002

Assets
Real estate	$4,953,779	$5,389,013
Less: accumulated depreciation	(642,627)	(565,350)

Real estate, net	4,311,152	4,823,663
Cash and cash equivalents	129,299	62,253
Escrows and restricted cash	72,862	46,798
Investment in unconsolidated real estate joint ventures	231,185	220,583
Investment in Sears Tower	—	23,600
Office tenant receivables, net	9,887	26,536
Other receivables, net	18,687	20,499
Deferred rent receivables, net	148,847	131,395
Deferred charges, net	121,842	141,407
Prepaid expenses and other assets	120,805	82,525

Total Assets	$5,164,566	$5,579,259

Liabilities and Stockholders’ Equity
Liabilities
Mortgage debt and other loans	$2,866,975	$3,345,238
Trade, construction and tenant improvements payables	55,143	53,816
Accrued interest expense	9,092	12,931
Accrued operating expenses and property taxes	95,961	92,901
Other accrued liabilities	87,519	82,160
Taxes payable	42,352	109,949
Dividends payable	31,567	—

Total Liabilities	3,188,609	3,696,995

Commitments and Contingencies	—	—

Minority Interest	10,287	3,799

Redeemable Stock	200	200

Stockholders’ Equity
Common Stock, 500,000,000 shares authorized at December 31, 2003 and 2002, $0.01 par value, 151,058,491 and 150,033,310 issued and 151,040,480 and 150,029,664 outstanding at December 31, 2003 and 2002, respectively	1,510	1,500
Additional paid in capital	2,193,728	2,181,958
Accumulated deficit	(207,395)	(285,482)
Treasury stock, at cost, 18,011 and 3,646 shares at December 31, 2003 and 2002, respectively	(237)	(40)
Unearned compensation	(1,267)	(3,593)
Accumulated other comprehensive loss	(20,869)	(16,078)

Total Stockholders’ Equity	1,965,470	1,878,265

Total Liabilities and Stockholders’ Equity	$5,164,566	$5,579,259

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Consolidated Statements of Operations (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Revenues
Rentals	$158,056	$162,419	$632,127	$649,344
Recoveries from tenants	30,548	29,328	114,786	114,096
Parking and other	24,234	28,587	90,562	99,937
Fee income	2,109	2,740	10,706	9,771

Total Revenues	214,947	223,074	848,181	873,148

Expenses
Operating	88,262	88,856	311,243	305,621
Property taxes	22,228	22,356	95,360	93,632
General and administrative, exclusive of stock option grant expense	10,799	12,319	39,304	44,935
Depreciation and amortization	45,146	45,095	172,968	162,061
Stock option grant expense	214	433	1,054	5,214
Reorganization recovery	—	(3,260)	—	(3,260)
Provision for loss on real estate	—	—	—	142,431
Loss on and provision for loss on investment	188	12,492	15,491	60,784

Total Expenses	166,837	178,291	635,420	811,418

Operating Income	48,110	44,783	212,761	61,730

Other Income (Expense)
Interest and other income	3,686	2,019	8,416	7,366
Interest expense	(44,122)	(47,031)	(175,472)	(179,611)
(Loss) gain on early debt retirement	(1,101)	—	2,262	—
(Loss) gain on lawsuit settlement	(50)	—	26,659	—
Recovery (loss) on insurance claims	(506)	240	6,986	3,480

Total Other Income (Expense)	(42,093)	(44,772)	(131,149)	(168,765)

Income (Loss) before Income Taxes, Minority Interest, Income (Loss) from Unconsolidated Real Estate Joint Ventures, Discontinued Operations, (Loss) Gain on Disposition of Real Estate and Cumulative Effect of a Change in Accounting Principle	6,017	11	81,612	(107,035)
Benefit (provision) for income and other corporate taxes, net	33,991	(796)	41,777	(4,896)
Minority interest	(850)	576	(1,626)	1,766
Income (loss) from unconsolidated real estate joint ventures	5,362	(19,114)	23,336	(47,631)

Income (Loss) from Continuing Operations	44,520	(19,323)	145,099	(157,796)
Discontinued Operations
Income from discontinued operations	1,464	2,601	10,478	18,973
Gain on disposition of discontinued real estate, net, and provision for loss on discontinued real estate	30,126	1,766	40,670	(52,090)

Income (Loss) Before (Loss) Gain on Disposition of Real Estate and Cumulative Effect of a Change in Accounting Principle	76,110	(14,956)	196,247	(190,913)
(Loss) gain on disposition of real estate	—	(1,256)	11,351	2,996

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	76,110	(16,212)	207,598	(187,917)
Cumulative effect of a change in accounting principle	(3,845)	—	(3,845)	—

Net Income (Loss)	72,265	(16,212)	203,753	(187,917)

Special voting and Class F convertible stockholders’ dividends	(1,309)	(281)	(5,226)	(866)

Net Income (Loss) Available to Common Stockholders	$70,956	$(16,493)	$198,527	$(188,783)

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Consolidated Statements of Operations (continued) (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and
per share amounts	2003	2002	2003	2002

				Pro forma
Earnings per common share
Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.29	$(0.14)	$1.01	$(1.04)
Diluted	$0.29	$(0.14)	$1.01	$(1.04)
Net Income (Loss) Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.47	$(0.11)	$1.32	$(1.26)
Diluted	$0.47	$(0.11)	$1.32	$(1.26)
Weighted average shares outstanding
Basic	150,512,323	149,677,974	150,005,663	149,477,187
Diluted	151,519,320	149,677,974	150,453,281	149,477,187

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and per
share amounts	2003	2002	2003	2002

Numerator:
Income (Loss) from continuing operations	$44,520	$(19,323)	$145,099	$(157,796)
(Loss) Gain on disposition of real estate	—	(1,256)	11,351	2,996
Less: Special voting and Class F convertible stockholders’ dividends	(1,309)	(281)	(5,226)	(866)

Income (Loss) from Continuing Operations Available to Common Stockholders	43,211	(20,860)	151,224	(155,666)
Discontinued operations	31,590	4,367	51,148	(33,117)
Cumulative effect of a change in accounting principle	(3,845)	—	(3,845)	—

Net Income (Loss) Available to Common Stockholders	$70,956	$(16,493)	$198,527	$(188,783)

Denominator:
				Pro forma

Weighted average shares outstanding
Basic	150,512,323	149,677,974	150,005,663	149,477,187
Effect of dilutive securities	1,006,997	—	447,618	—

Diluted	151,519,320	149,677,974	150,453,281	149,477,187

				Pro forma

Basic Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.29	$(0.14)	$1.01	$(1.04)
Discontinued operations	0.21	0.03	0.34	(0.22)
Cumulative effect of a change in accounting principle	(0.03)	—	(0.03)	—

Net Income (Loss) Available to Common Stockholders	$0.47	$(0.11)	$1.32	$(1.26)

				Pro forma

Diluted Earnings per Common Share
Income (Loss) from continuing operations available to common stockholders	$0.29	$(0.14)	$1.01	$(1.04)
Discontinued operations	0.21	0.03	0.34	(0.22)
Cumulative effect of a change in accounting principle	(0.03)	—	(0.03)	—

Net Income (Loss) Available to Common Stockholders	$0.47	$(0.11)	$1.32	$(1.26)

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Reconciliation of Funds from Operations

         Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. The Company computes funds from operations in accordance with standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions.

         The following tables reflect the calculation of funds from operations and funds from operations per share, basic and diluted, for the three months and twelve months ended December 31, 2003 and 2002, respectively:

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Reconciliation of Funds from Operations (continued) (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net Income (Loss) Available to Common Stockholders	$70,956	$(16,493)	$198,527	$(188,783)
Add/(deduct):
Loss (Gain) on disposition of real estate	—	1,256	(11,351)	(2,996)
Gain on disposition of discontinued real estate, net	(30,126)	(11,548)	(58,834)	(14,716)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	(230)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	52,287	53,962	202,490	190,397
Cumulative effect of change in accounting principle	3,845	—	3,845	—

Funds from Operations Available to Common Stockholders	$96,962	$27,177	$334,447	$(16,098)

Funds from Operations Available to Common Stockholders	$96,962	$27,177	$334,447	$(16,098)
Add/(deduct):
Loss (Gain) on early debt retirement	1,101	—	(2,262)	—
Gain on early debt retirement from unconsolidated real estate joint ventures	—	—	(2,751)	—
Provision for loss on real estate	—	9,782	18,164	209,237
Provision for loss from unconsolidated real estate joint ventures	—	20,080	—	58,880
Minority interest	850	(576)	1,626	(1,766)
Loss on and provision for loss on investment	188	12,492	15,491	60,784
Tax benefit for loss on investment	—	—	(12,000)	—
Tax benefits	(35,880)	—	(35,880)	—
Loss (Gain) on lawsuit settlement	50	—	(26,659)	—
Loss (Recovery) on insurance claims	506	(240)	(6,986)	(3,480)

Funds from Operations Available to Common Stockholders (prior calculation)	$63,777	$68,715	$283,190	$307,557

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Reconciliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net Income (Loss) Available to Common Stockholders	$0.47	$(0.11)	$1.32	$(1.26)
Add/(deduct):
Loss (Gain) on disposition of real estate	—	0.01	(0.08)	(0.02)
Gain on disposition of discontinued real estate, net	(0.20)	(0.08)	(0.39)	(0.10)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.35	0.36	1.35	1.27
Cumulative effect of change in accounting principle	0.03	—	0.03	—

Funds from Operations Available to Common Stockholders	$0.64	$0.18	$2.23	$(0.11)

Funds from Operations Available to Common Stockholders	$0.64	$0.18	$2.23	$(0.11)
Add/(deduct):
Loss (Gain) on early debt retirement	0.01	—	(0.02)	—
Gain on early debt retirement from unconsolidated real estate joint ventures	—	—	(0.02)	—
Provision for loss on real estate	—	0.07	0.12	1.40
Provision for loss from unconsolidated real estate joint ventures	—	0.13	—	0.39
Minority interest	0.01	—	0.01	(0.01)
Loss on and provision for loss on investment	—	0.08	0.10	0.41
Tax benefit for loss on investment	—	—	(0.08)	—
Tax benefits	(0.24)	—	(0.24)	—
Loss (Gain) on lawsuit settlement	—	—	(0.18)	—
Loss (Recovery) on insurance claims	—	—	(0.05)	(0.02)

Funds from Operations Available to Common Stockholders (prior calculation)	$0.42	$0.46	$1.89	$2.06

Funds From Operations:				Pro forma

Weighted average shares outstanding – basic	150,512,323	149,677,974	150,005,663	149,477,187

Weighted average shares outstanding – diluted	151,519,320	149,716,395	150,453,281	149,477,187

Funds From Operations (prior calculation):				Pro forma

Weighted average shares outstanding – basic	150,512,323	149,677,974	150,005,663	149,477,187

Weighted average shares outstanding – diluted	151,519,320	149,716,395	150,453,281	149,839,474

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Reconciliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended		For the twelve months ended
	December 31		December 31
$ thousands, except share and
per share amounts	2003	2002	2003	2002

Net Income (Loss) Available to Common Stockholders	$0.47	$(0.11)	$1.32	$(1.26)
Add/(deduct):
Loss (Gain) on disposition of real estate	—	0.01	(0.08)	(0.02)
Gain on disposition of discontinued real estate, net	(0.20)	(0.08)	(0.39)	(0.10)
Gain on disposition of real estate from unconsolidated real estate joint ventures	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.35	0.36	1.35	1.27
Cumulative effect of change in accounting principle	0.03	—	0.03	—

Funds from Operations Available to Common Stockholders	$0.64	$0.18	$2.22	$(0.11)

Funds from Operations Available to Common Stockholders	$0.64	$0.18	$2.22	$(0.11)
Add/(deduct):
Loss (Gain) on early debt retirement	0.01	—	(0.02)	—
Gain on early debt retirement from unconsolidated real estate joint ventures	—	—	(0.02)	—
Provision for loss on real estate	—	0.07	0.12	1.40
Provision for loss from unconsolidated real estate joint ventures	—	0.13	—	0.39
Minority interest	0.01	—	0.01	(0.01)
Loss on and provision for loss on investment	—	0.08	0.10	0.41
Tax benefit for loss on investment	—	—	(0.08)	—
Tax benefits	(0.24)	—	(0.24)	—
Loss (Gain) on lawsuit settlement	—	—	(0.18)	—
Loss (Recovery) on insurance claims	—	—	(0.05)	(0.02)

Funds from Operations Available to Common Stockholders (prior calculation)	$0.42	$0.46	$1.88	$2.05

Funds From Operations:				Pro forma

Weighted average shares outstanding – basic	150,512,323	149,677,974	150,005,663	149,477,187

Weighted average shares outstanding – diluted	151,519,320	149,716,395	150,453,281	149,477,187

Funds From Operations (prior calculation):				Pro forma

Weighted average shares outstanding – basic	150,512,323	149,677,974	150,005,663	149,477,187

Weighted average shares outstanding – diluted	151,519,320	149,716,395	150,453,281	149,839,474

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Earnings and FFO per Share Guidance (unaudited)

	Full Year 2004
$ thousands, except share and
per share amounts	Low	–	High

Projected net income available to common stockholders (diluted)	$0.35	–	$0.43
Add:
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	1.25	–	1.27

Projected FFO available to common stockholders (diluted)	$1.60	–	$1.70

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